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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF KANTROW, SPAHT, WEAVER & BLITZER]

                                 June 12, 2001





The Shaw Group Inc.
8545 United Plaza Boulevard
Baton Rouge, Louisiana 70809

         Re: The Shaw Group Inc. - Registration Statement on Form S-8 to Register Additional Shares for Issuance Under the 1996 Non-Employee Director Stock Option Plan

Ladies and Gentlemen:

         We have acted as counsel to The Shaw Group Inc., a Louisiana corporation (the "Company") in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission covering 50,000 additional shares of the Company's no par value common stock (the "Common Stock") to be issued under the Company's 1996 Non-Employee Director Stock Option Plan (the "Director Plan").

         We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Director Plan, the Company's Restatement of the Articles of Incorporation, as amended, its Amended and Restated By-Laws, resolutions of its Board of Directors, or Committees of the Board of Directors, and such other documents and corporate records as we have deemed necessary as the basis for the opinions expressed herein. Based upon the foregoing and in reliance thereon, and after examination of such matters of law as we deemed applicable or relevant hereto, it is our opinion that:

         1. The Company has been duly incorporated under the laws of the State of Louisiana and is validly existing and in good standing under the laws of that State; and

         2. The 50,000 shares of the Company's Common Stock covered by the Registration Statement have been duly authorized and, when duly issued in


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The Shaw Group Inc.
June 12, 2001
Page 2

                  accordance with the terms of the Director Plan, and delivered as provided therein, will be validly issued, fully paid, and non-assessable.

With respect to the opinion in Paragraph 1 that the Company is validly existing and in good standing under the laws of the State of Louisiana, we have relied solely upon a Certificate of Good Standing issued by the Louisiana Secretary of State dated June 6, 2001.

         We expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the filing of this opinion with any appropriate governmental agency.

                              Very truly yours,


                              KANTROW, SPAHT, WEAVER & BLITZER
                              (A PROFESSIONAL LAW CORPORATION)

                              /s/ KANTROW, SPAHT, WEAVER & BLITZER
                              (A PROFESSIONAL LAW CORPORATION)